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Exhibit 5.1

Bartlit Beck Herman Palenchar & Scott
1899 Wynkoop, Suite 800
Denver, Colorado 80202

February 12, 2004

NaPro BioTherapeutics, Inc.
4840 Pearl East Circle, Suite 300W
Boulder, Colorado 80301

  Re:
  Registration Statement on Form S-3 Relating to 500,000 Shares of NaPro BioTherapeutics, Inc.'s Common Stock

Ladies and Gentlemen:

        We have acted as counsel to NaPro BioTherapeutics, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement incorporates by reference the Registration Statement on Form S-3 (Registration No. 333-82810), filed with the Commission on February 14, 2002 (the "Initial Registration Statement"). The Registration Statement relates to the offer and sale by certain selling stockholders of up to 500,000 shares of the Company's common stock, par value $0.0075 per share (the "Shares") that are issuable by the Company to the selling stockholders in lieu of cash, from time to time and at the Company's option, as interest on the Company's 4% Convertible Subordinated Debentures due February 12, 2007 (the "Debentures").

        In connection with this opinion, we have examined and relied upon the Registration Statement, the Initial Registration Statement, the related prospectus, the Company's Certificate of Incorporation and Bylaws, the Debentures and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed:

  A.
  the genuineness and authenticity of all documents submitted to us as originals and the genuineness and authenticity of all signatures;

  B.
  the conformity to originals of all documents submitted to us as copies thereof;

  C.
  the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof;

  D.
  the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed;

  E.
  that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act;

  F.
  that all Shares were issued and sold by the Company to the selling stockholders in compliance with applicable federal and state securities laws;

  G.
  that the Debentures have been duly authorized and validly executed and delivered by the Company; and

  H.
  that, at the time of issuance of the Shares, there will be a sufficient number of shares of the Company's common stock, par value $0.0075 per share, authorized and reserved and available for issuance under the Company's Certificate of Incorporation.

        Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares, when issued in lieu of cash interest on the Debentures as provided for therein, will be validly issued, fully paid and nonassessable.

        We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of Colorado and the General Corporation Law of the State of Delaware, including the Delaware Constitution and reported judicial decisions. Our opinions are subject to the effects of, and we express no opinion with respect to the application of or compliance with, state securities or "blue sky" laws, statutes, rules or regulations.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, and the prospectus, any prospectus supplement and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,
/s/ BARTLIT BECK HERMAN PALENCHAR & SCOTT

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  Exhibit 5.1